UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14C-101)
SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934
Check the appropriate box:
☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(1))

☐	Definitive Information Statement

SPANISH BROADCASTING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

2601 SOUTH BAYSHORE DRIVE, PH 2
COCONUT GROVE, FLORIDA 33133
(305) 441-6901

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

April __, 2010
To the Stockholders of Spanish Broadcasting System, Inc.:
This Notice and the accompanying Information Statement are being furnished to the stockholders of Spanish Broadcasting System, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holder of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated April 13, 2010, an amendment to our third amended and restated certificate of incorporation to effect a reverse stock split of our Class A common stock and Class B common stock at a specific ratio to be determined by our Board of Directors of not more than one-for-five so that one new share of Class A common stock or Class B common stock will be issued for up to every five shares of issued and outstanding Class A common stock or Class B common stock, respectively.
Please review the Information Statement included with this Notice for a more complete description of this matter.
Our Board of Directors has fixed the close of business on April 16, 2010 as the record date for the determination of stockholders entitled to notice of the action by written consent. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action authorized by our majority stockholder can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Since the accompanying Information Statement is first being mailed to security holders on April  _____, 2010, the corporate action described therein may be taken on or after May  _____, 2010. Following the effectiveness of the above action by written consent authorizing the transaction described in the accompanying Information Statement, we expect to consummate the reverse stock split by filing an amendment to our third amended and restated certificate of incorporation with the Delaware Secretary of State on or about May  _____, 2010, subject to prior abandonment of the reverse stock split as may be determined in the discretion of our Board of Directors.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As the matters set forth in this Notice and accompanying Information Statement have been duly authorized and approved by the written consent of the holder of a majority of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.
By order of our Board of Directors,
/s/ Raúl Alarcón, Jr.
Raúl Alarcón, Jr.
Chairman of the Board of Directors
President and Chief Executive Office

Table of Contents

ABOUT THIS INFORMATION STATEMENT	1

General	1
Corporate Action Taken — Reverse Stock Split	2

Board Authorization	2
The Action by Written Consent	2

Voting and Vote Required	2
Notice Pursuant to DGCL Section 228	2
Dissenters’ Rights of Appraisal	3
Cost of This Information Statement	3
Householding of Stockholder Materials	3

The Reverse Stock Split	3

The Proposed Amendment	3
Effective Date	4
Reasons For The Reverse Stock Split	4
Effects Of The Reverse Stock Split	6

General	6
Effect On Our Stock Plans	6
Reduction In Stated Capital	6
Exchange of Stock Certificates	7
Street Name and Book-Entry Holders	7
No Appraisal Rights	7
Certain Federal Income Tax Consequences of the Reverse Stock Split	7
Shareholder Approval	8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	11

WHERE YOU CAN FIND MORE INFORMATION	11

Exhibit A CERTIFICATE OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SPANISH BROADCASTING SYSTEM, INC.	A-1

SPANISH BROADCASTING SYSTEM, INC.
2601 SOUTH BAYSHORE DRIVE, PH 2
COCONUT GROVE, FLORIDA 33133
(305) 441-6901

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

April __, 2010
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
ABOUT THIS INFORMATION STATEMENT
General
This Information Statement is being mailed to the stockholders of Spanish Broadcasting System, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), on or about April  _____, 2010, in connection with action taken by the holder of a majority of the Company’s issued and outstanding voting securities, approving, by written consent dated April 13, 2010, an amendment to our third amended and restated certificate of incorporation to effect a reverse stock split of our Class A and Class B common stock at a specific ratio to be determined by our Board of Directors of not more than one-for-five so that one new share of Class A or Class B common stock will be issued for every five shares of issued and outstanding Class A or Class B common stock, respectively (the “Transaction” or the “reverse stock split”).
The Company is controlled by Raúl Alarcón, Jr., our President, Chief Executive Officer (“CEO”) and Chairman of the Board of Directors. The number of shares of the Company’s Class A common stock, $.0001 par value, and Class B common stock, $.0001 par value, outstanding as of the record date of April 16, 2010, were 41,596,513 and 23,403,500, respectively. Mr. Alarcón owns 132,000 shares of the Class A common stock and 22,330,000 shares of the Class B common stock. With respect to the Transaction, the Class B common stock is entitled to 10 votes per share. Accordingly, Mr. Alarcón owns approximately 81.1% of the combined voting power of our common stock (Class A and Class B shares).
As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of Mr. Alarcón, the holder of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. This Information Statement is being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to our stockholders who would otherwise have been entitled to vote or give an authorization or consent in regard to the Transaction. Our Board of Directors has fixed the close of business on April 16, 2010 as the record date for the determination of stockholders entitled to notice of the action by written consent (the “Record Date”). This Information Statement is first being mailed on April  _____, 2010 to our stockholders of record as of the Record Date. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action authorized by our majority stockholder can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Accordingly, following expiration of such 20-day period, we anticipate filing with the Delaware Secretary of State an amendment to our third amended and restated certificate of incorporation, the form of which is attached hereto as Exhibit A, implementing the reverse stock split in the manner so authorized, on or about May  _____, 2010, subject to the prior abandonment of the reverse stock split as may be determined in our Board’s discretion.

Our principal executive offices are located at 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133, and our telephone number is (305) 441-6901.
Corporate Action Taken — Reverse Stock Split
Board Authorization
On April 12, 2010, our Board of Directors authorized an amendment to our third amended and restated certificate of incorporation (the “Amendment”), subject to stockholder approval, to effect a reverse stock split of our Class A common stock and Class B common stock at a specific ratio to be determined by our Board of Directors of not more than one-for-five so that our new share of Class A common stock or Class B common stock will be issued for up to every five shares of issued and outstanding Class A common stock or Class B common stock, respectively (the “Split Ratio”). Our Board of Directors authorized the reverse stock split of our Class A common stock and Class B common stock with the primary intent of increasing the per share trading price of our Class A common stock, which is publicly listed on the Nasdaq Global Market under the symbol “SBSA,” to allow us to regain compliance with the minimum bid requirement set forth in Nasdaq Listing Rule 5450(a)(1) as more fully discussed under the caption “Reasons For The Reverse Stock Split,” below.
The Action by Written Consent
On April 13, 2010, Raúl Alarcón, Jr. delivered to the Company an executed written consent of the majority stockholder approving the Amendment and the up to 1-for-5 Split Ratio (the “Written Consent”), in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”). As of such date, Mr. Alarcón beneficially owned 0.3% of the Company’s issued and outstanding Class A common stock, approximately 95.4% of the Company’s issued and outstanding shares of Class B common stock and, based on ten votes per share of Class B common stock, approximately 81.1% of the combined voting power of the Company’s issued and outstanding shares of Class A common stock and Class B common stock.
Voting and Vote Required
As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holder of a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by at least a majority of the outstanding voting power of our shares of common stock present and voting on the matter at a meeting would be required to approve the reverse stock split, which approval has been duly secured by written consent executed and delivered to us by Raúl Alarcón, Jr., as noted above. On April 16, 2010, there were issued and outstanding: (i) 41,596,513 shares of Class A common stock, entitled to one vote per share, and (ii) 23,403,500 shares of Class B common stock, entitled to ten votes per share. On April 16, 2010, Mr. Alarcón owned, directly and indirectly, 132,000 shares of our Class A common stock, and 22,330,000 shares of our Class B common stock, with such shares of Class A common stock and Class B common stock together representing approximately 81.1% of the combined voting power of the Company’s common stock. Under the DGCL and our third amended and restated certificate of incorporation, no separate class vote is required for approval of the Amendment and the up to 1 for 5 Split Ratio. Accordingly, the Written Consent executed by Mr. Alarcón pursuant to DGCL Section 228 and delivered to us is sufficient to approve the reverse stock split and requires no further stockholder vote or other action.
Notice Pursuant to DGCL Section 228
Pursuant to DGCL Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by DGCL Section 228.

Dissenters’ Rights of Appraisal
The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.
Cost of This Information Statement
We will pay for the cost of preparing, assembling, printing, mailing, and distributing this Information Statement. We have retained Morrow & Co., Inc. to assist us in the distribution of the Information Statement. We will pay Morrow & Co., Inc. a fee of approximately $3,000, plus out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding this Information Statement to beneficial owners of stock.
Householding of Stockholder Materials
The SEC rules now allow us to deliver a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements.
If your household has multiple stockholders of record and your household receives one Information Statement this year and you prefer to receive your own copy of the Information Statement now or in future years, please request a duplicate set by calling 1-800-579-1639, sending an E-mail to sendmaterial@proxyvote.com, or writing to Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133, ATTN: Proxy Materials/Investor Relations.
If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent expressly to such elimination or to consent implicitly by not requesting continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.
THE REVERSE STOCK SPLIT
The Amendment to effect the reverse stock split of our Class A common stock and Class B common stock at a specific ratio to be determined by the Board of Directors of not more than 1-for-5 such that one new share of Class A common stock or Class B common stock will be issued for up to every five shares of issued and outstanding Class A common stock and Class B common stock, respectively, was approved by our Board of Directors and submitted for stockholder approval by our Board of Directors on April 13, 2010. On April 13, 2010, Raúl Alarcón, Jr., our majority stockholder, executed the Written Consent authorizing this Amendment. Accordingly, we have secured the necessary authorization for the Amendment as required by Section 242 of the DGCL.
The Proposed Amendment
Pursuant to the Amendment, a specified number of outstanding shares of Class A common stock and Class B common stock, not to exceed five would be combined and would become one share of Class A common stock or one share of Class B common stock, respectively. The Board has the authority, but not the obligation, in its sole discretion, to select the exact ratio for the reverse stock split and implement the Split Ratio without further action on the part of stockholders. This was done in order to give the Board flexibility and allow it to consider various factors at the time of implementation of the Split Ratio, including prevailing market and economic conditions, the historical and projected performance of the Class A common stock and trading volumes, and the projected impact of the Split Ratio on trading liquidity, among other factors.

As of the Record Date, the Company had 41,596,513 shares of Class A common stock outstanding and 23,403,500 shares of Class B common stock outstanding. Based on the number of shares currently issued and outstanding, immediately following the reverse stock split and assuming a 1 for 5 split, the Company would have approximately 8,319,303 shares of Class A common stock outstanding and 4,680,700 shares of Class B common stock outstanding (although this estimate does not give effect to rounding for fractional shares). The total authorized shares of Class A common stock is 100,000,000 and the total authorized shares of Class B common stock is 50,000,000. The number of authorized shares of Class A common stock and Class B common stock will not be changed in connection with the Amendment. In addition, the par value of the Class A common stock and of the Class B common stock will not be changed in connection with the Amendment. The number of authorized shares of the Company’s preferred stock will not be affected in any way by the reverse stock split.
In lieu of issuing fractional shares, the Company will round up in the event the stockholder would be entitled to receive less than one share of Class A common stock or Class B common stock as a result of the reverse stock split. In addition, the split will not affect any Class A or Class B holder’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Class A common stock and Class B common stock will remain fully paid and non-assessable.
Effective Date
The effective date of the reverse stock split (the “Effective Date”), if implemented by our Board of Directors, will be the date and time on which the Amendment is accepted and recorded by the Delaware Secretary of State (subject to any specific future time and date of effectiveness stated therein) in accordance with Section 103 of the DGCL, which is anticipated to be on or about May  _____, 2010, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.
If, at any time prior to the filing of the Amendment, our Board of Directors, in its discretion, determines that the reverse stock split is no longer in our best interests and the best interests of our stockholders, the reverse stock split may be abandoned, without any further action by our stockholders. If the trading price of our Class A common stock was to increase so that we were to regain compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) prior to implementing the reverse stock split, it is unlikely that Board of Directors would implement the reverse stock split.
Reasons For The Reverse Stock Split
Our Class A common stock is currently listed on the Nasdaq Global Market under the symbol “SBSA.” Our Board of Directors authorized the reverse stock split of our Class A common stock and Class B common stock with the primary intent of increasing the per share trading price of our Class A common stock so that we may regain compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1).
As we initially announced on August 25, 2008, we received a notice from Nasdaq on August 20, 2008 indicating that we failed to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (formerly Marketplace Rule 4450(a)(5)) for continued listing of our common stock on the Nasdaq Global Market because the bid price of our common stock closed under $1.00 per share for 30 consecutive business days. The notice also stated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A) (formerly Marketplace Rule 4450(e)(2)), we would be provided 180 calendar days, or until February 17, 2009, to regain compliance with the minimum bid price requirement. Due to Nasdaq’s subsequent suspensions of enforcement of the minimum bid price requirement in 2008 and 2009, and as disclosed by our filings of various Forms 8-K, 10-Q and 10-K, our time period for regaining compliance was extended until December 4, 2009. To regain compliance, the closing bid price of our common stock had to remain at or above $1.00 per share for a minimum of 10 consecutive trading days prior to the market close on December 4, 2009.
We did not regain compliance with the $1.00 minimum bid price requirement by December 4, 2009. Accordingly, on December 7, 2009, we received written notification from Nasdaq (the “Staff Determination”) that unless we requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) on or before 4:00 p.m. Eastern Time on December 14, 2009, our Class A common stock would be delisted from The Nasdaq Global Market at the opening of business on December 16, 2009.

On December 11, 2009, we requested a hearing before the Panel to appeal the Staff Determination in order to present our plan to address the minimum bid price deficiency (the “Appeal”). A hearing was held on January 7, 2010. At the hearing, we provided Nasdaq with a specific plan of how we intended to regain compliance with the minimum bid price deficiency, including a time frame for completion of such plan. We included in that plan a proposed reverse stock split to increase the per share trading price of our Class A common stock if our stock price did not meet the minimum bid requirements.
On February 9, 2010, we received notice from Nasdaq indicating that it had granted our request for an extension of time to regain compliance with Nasdaq Listing Rule 5450(a)(1) (the “Nasdaq Extension Notice”). Pursuant to the terms of the Nasdaq Extension Notice, we will be required to, on or before June 7, 2010 (the “Extension Deadline”), evidence a closing bid price of $1.00 or more for a minimum of ten consecutive trading days. In the event that we do not evidence compliance with the Rule and all other requirements for continued listing, our securities may be delisted from The Nasdaq Global Market. If it is evident to the Board of Directors that our Class A common stock will not be able to evidence a closing bid price of $1.00 or more for a minimum of ten consecutive trading days prior to the Extension Deadline, it will effectuate the proposed reverse stock split with the goal of increasing the per share trading price of our Class A common stock.
The reverse stock split would also reduce certain of our costs, such as the Nasdaq listing fees. We also believe that the reverse stock split should make our Class A common stock more attractive to institutional and other investors, as the current market price of our Class A common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. In addition, many institutional investors may be prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-price stocks to their clients, or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-price stocks because the commission, as a percentage of the total transaction, tends to be higher for such stocks. To the extent that the price per share of our Class A common stock remains at a higher per share price as a result of the reverse stock split, some of these concerns may be ameliorated. Accordingly, for the foregoing reasons, the Company believes that effecting the reverse stock split would be in the Company’s and our stockholders’ best interests.
In theory, an up to 1-for-5 reverse stock split should cause the trading price of Class A common stock after the reverse stock split to be up to five times what it would have been if the reverse stock split had not taken place, depending on the ratio selected by the Board, however, this will not necessarily be the case. Other factors, such as financial results, market conditions, and the market perception of our business may adversely affect the market price of our Class A common stock. In addition, the Company also considered other various negative factors associated with reverse stock splits including the negative perception of reverse splits held by some investors, analysts and other stock market participants, the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels, the adverse effect on liquidity that may be caused by a reduced number of shares outstanding, the potential concomitant downward pressure decreased liquidity could have on trading price, and the costs associated with implementing a reverse stock split. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above.
If the reverse stock split is effectuated, stockholders will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reserve stock split divided by a number up to five). While we expect that the reverse stock split will result in an increase in the per share price of our Class A common stock, the reverse stock split may not increase the per share price of our Class A common stock in proportion to the reduction in the number of shares of our Class A common stock outstanding. It also may not result in the permanent increase of the per share price, which depends on many factors. The history of similar reverse splits for companies in similar circumstances is varied.
Raúl Alarcón, Jr. beneficially owns all 22,330,000 of the issued and outstanding shares of our Class B common stock, which is neither publicly traded nor listed on any exchange. Our third amended and restated certificate of incorporation provides that, in the case of any split of our Class A common stock, the shares of our Class B common stock will also be split so that the number of shares of our Class A common stock and Class B common stock outstanding immediately following such split will bear the same relationship to each other as that which existed immediately prior to such split. Accordingly, our Board of Directors authorized the reverse stock split of our Class B common stock on the same basis and at the same up to 1-for-5 Split Ratio as the Class A common stock.

Effects Of The Reverse Stock Split
General
If we determine to implement the reverse stock split, the principal result will be to proportionately decrease the number of outstanding shares of our Class A common stock and Class B common stock based on the 1-for-5 Split Ratio. Our Class A common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our Class A common stock under the Exchange Act or the listing of our Class A common stock on the Nasdaq Global Market. However, the CUSIP number of our Class A common stock will change from 846425882 to [                                        ].
Proportionate voting rights and other rights of the holders of our Class A common stock and Class B common stock will not be affected by the reverse stock split, other than as a result of the rounding up for fractional shares as described above. For example, a holder of 2.0% of the voting power of the outstanding shares of our Class A common stock and Class B common stock immediately prior to the Effective Date will generally continue to hold 2.0% of the voting power of the outstanding shares of our Class A common stock and Class B common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split. If implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our Class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. We believe, however, that these potential negative effects are outweighed by the benefits of the reverse stock split.
Effect on Series C convertible preferred stock
As of April 16, 2010, there were 380,000 shares of Series C convertible preferred stock, par value $.01 per share, issued and outstanding, which are convertible into 7,600,000 shares of Class A common stock. Every share of our Series C convertible preferred stock is convertible into 20 shares of Class A common stock. If the reverse stock split is effected, the conversion ratio of the Series C convertible preferred stock will automatically proportionally adjusted, using the same up to 1-for-5 Split Ratio, pursuant to the Certificate of Designation of the Series C convertible preferred stock. If a 1-for-5 Split Ratio is used, the Series C convertible preferred stock will then be convertible into 1,520,000 shares of Class A common stock.
Effect On Our Stock Plans
As of April 16, 2010, there were approximately 2,048,567 outstanding stock options and 73,292 shares of unvested restricted stock under our Stock Option Plan For Non-Employee Directors, Employee Incentive Stock Option Plan and Omnibus Equity Compensation Plan (together, the “Stock Plans”). If the reverse stock split is effected, the Company expects that the number of all outstanding equity awards will be proportionately adjusted by our Compensation Committee, using the same up to 1-for-5 Split Ratio, pursuant to its existing authority under the Stock Plans to do so. It is anticipated that the number of authorized shares under our Stock Plans will be adjusted and the exercise price for each stock option will be increased such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same.
Reduction In Stated Capital
Pursuant to the reverse stock split, the par value of our Class A common stock and Class B common stock each will remain $0.0001 per share. As a result of the reverse stock split, on the Effective Date, the stated capital on our balance sheet attributable to our Class A common stock and Class B common stock, respectively, will be reduced in proportion to the size of the reverse stock split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Exchange of Stock Certificates
American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates, and is sometimes referred to as the “exchange agent.” As soon as practicable after the Effective Time, a letter of transmittal will be sent to stockholders of record as of the Effective Time for purposes of surrendering to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the Effective Time, any certificates formerly representing pre-reverse stock split shares which are submitted for transfer whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. A stockholder will not be entitled to receive any dividends or distributions payable after the Effective Time until that stockholder surrenders and exchanges his or her certificates. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Street Name and Book-Entry Holders
Upon the reverse stock split, the Company intends to treat shares held by stockholders in “street name” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders. These brokers, banks and other nominees may have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they may have regarding such procedures.
Stockholders who hold some or all of their shares in electronic book-entry form with the Transfer Agent do not have certificates evidencing their ownership and need not take any action to receive their post-reverse stock split shares. Rather, a statement will be sent automatically to any such stockholder’s address of record indicating the effects of the transaction, including the number of shares of Class A common stock held following the reverse stock split.
No Appraisal Rights
Stockholders have no rights under Delaware law, our third amended and restated certificate of incorporation or our amended and restated bylaws to exercise dissenters’ rights of appraisal with respect to the Transaction.
Certain Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of certain federal income tax consequences of the reverse stock split to us and to holders of our common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The following summary does not address the tax consequences of the reverse stock split under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
The federal income tax consequences for a holder of our common stock pursuant to the reverse stock split will be as follows:
1. the holder should not recognize any gain or loss for federal income tax purposes;
2. the holder’s aggregate tax basis of the common stock received pursuant to the reverse stock split (including that with respect to any post-reverse stock split fractional shares received as a result of the Company’s rounding up of pre-reverse stock split fractional shares in connection with the Transaction) should be equal to the aggregate tax basis of such holder’s common stock surrendered in exchange therefor;
3. the holder’s holding period for the common stock received pursuant to the reverse stock split (including that with respect to any post-reverse stock split fractional shares received as a result of the Company’s rounding up of pre-reverse stock split fractional shares in connection with the Transaction) should include such holder’s holding period for the common stock surrendered in exchange therefor;
4. we should not recognize gain or loss as a result of the reverse stock split.
Shareholder Approval
We are required, pursuant to the DGCL to obtain approval from our stockholders to amend our third amended and restated certificate of incorporation by obtaining the affirmative approval of at least a majority of all outstanding shares entitled to vote on such matter. On April 13, 2010, Raúl Alarcón delivered to the Company the Written Consent approving the Amendment and the up to 1-for-5 Split Ratio, in accordance with Section 228 of the DGCL. As of such date, Mr. Alarcón beneficially owned 132,000 shares of the Company’s issued and outstanding Class A common stock, 22,330,000 shares of the Company’s issued and outstanding Class B common stock and based on ten votes per share of Class B common stock, approximately 81.1% of the combined voting power of the Company’s issued and outstanding shares of Class A common stock and Class B common stock. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of Mr. Alarcón, the holder of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of April 16, 2010, by:
•	each person known by us to beneficially own more than 5% of any class of our common stock;
•	each director;
•	our Chief Executive Officer and our other three most highly compensated executive officers (our “named executive officers”); and
•	all named executive officers and directors as a group.

Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable. As of the Record Date, there were 41,596,513 shares of Class A common stock and 23,403,500 shares of Class B common stock outstanding. In addition, as of the Record Date there were 380,000 shares of Series C convertible preferred stock, par value $.01 per share (“Series C preferred stock”), which are convertible into 7,600,000 shares of Class A common stock and which vote on an as-converted basis with the common stock. Accordingly, in the percentage calculations in the table below, we treat the 7,600,000 shares of Class A common stock (into which the Series C preferred stock is convertible) as outstanding.

	Class A Shares		Class B Shares		Percent of	Percent of
		Percent of		Percent of	Total	Total
Name and	Number of	Class A	Number of	Class B	Economic	Voting
Address(1)(2)	Shares	Shares	Shares	Shares	Interest	Power

Raúl Alarcón, Jr.(3)	1,132,000	2.3%	23,400,000	100%	33.4%	82.8%

Joseph A. García(4)	516,750	1.0%	—	*	*	*
Frank Flores(5)	25,000	*	—	*	*	*
Cynthia Hudson(5)	16,667	*	—	*	*	*
Marko Radlovic(5)	275,000	*	—	*	*	*
Mitchell A. Yelen(5)	30,000	*	—	*	*	*
Jose A. Villamil(5)	50,000	*	—	*	*	*
Jason L. Shrinsky(6)	65,000	*	—	*	*	*

All named executive officers and directors as a group(7)	2,110,417	4.1%	23,400,000	100.0%	34.3%	82.8%

CBS Corporation(8)	7,600,000	15.4%	—	—	10.5%	2.7%

Columbia Wanger Asset Management, L.P.(9)	3,678,600	7.5%	—	—	5.1%	1.3%
Attiva Capital Partners, LTD(10)	3,190,246	6.5%	—	—	4.4%	1.1%
Beach Point Capital Management(11)	2,806,753	5.7%	—	—	3.9%	1.0%

*	Indicates less than 1%.

(1)	The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH 2, Coconut Grove, Florida 33133.

(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date, regardless if the security is in-the-money or not. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(3)	Includes 1,000,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table. Also includes 1,070,000 shares of Class B common stock owned by Pablo Raúl Alarcón, Sr.’s estate. Raúl Alarcón, Jr. is the executor of the estate of Pablo Raúl Alarcón, Sr., and has the power to vote Mr. Alarcón Sr.’s shares.

(4)	Includes 408,375 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.

(5)	Shares of Class A common stock beneficially owned by Ms. Hudson and Messrs. Radlovic, Flores, Yelen and Villamil are issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.

(6)	Includes 50,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table. Mr. Shrinsky holds these options for the benefit of the law firm, Kaye Scholer LLP. Mr. Shrinsky shares ownership of, and voting and investment power for, 15,000 shares of Class A common stock with his spouse.

(7)	Includes 1,855,402 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.

(8)	Reflects ownership of Mr. Sumner M. Redstone, National Amusements, Inc. (“NAI”), NAIRI, Inc. (“NAIRI”), CBS Corporation (“CBS”), Westinghouse CBS Holding Company, Inc. (“W/CBS HCI”), CBS Broadcasting Inc. (“CBSBI”), CBS Radio Inc. (“CBS Radio”) and CBS Radio Media Corporation (“CRMC”) (collectively, the “Reporting Entities”) of 380,000 shares of our Series C Preferred Stock and a warrant (the “Warrant”) to purchase 190,000 additional shares of Series C Preferred Stock. Upon conversion, each of the shares of Series C Preferred Stock will convert into twenty fully paid and non-assessable shares of Class A Common Stock. Accordingly, the Series C Preferred Stock beneficially owned by the Reporting Entities and the Series C Preferred Stock issuable upon exercise of the Warrant is convertible into 11,400,000 shares of Class A Common Stock. Mr. Sumner M. Redstone, by virtue of his stock ownership in NAI, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the Series C Preferred Stock held or controlled by the Reporting Entities. The address of the Reporting Entities and Mr. Redstone is c/o CBS Corporation, 51 West 52nd Street, New York, New York 10019. We obtained this information from a Schedule 13D/A filed by CBS Corporation on February 14, 2006. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(9)	Reflects the ownership of Columbia Wanger Asset Management, L.P. and Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Columbia Wanger Asset Management, L.P. has sole investment discretion and voting power with respect to all the shares. We obtained this information from a Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. on February 10, 2010. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(10)	Includes 114,000 shares of Class A common stock held by Attiva Capital Partners, LTD (“Attiva”), 140,000 shares of Class A common stock held by Complejo Metalurgico de Cumana — Venezuela, 67,000 shares of Class A common stock held by David Tomasello and 2,869,246 shares of Class A common stock held by Antonio Tomasello. Antonio Tomasello is the father of David Tomasello, who is the managing member of Attiva and Chairman of Complejo Metalurgico de Cumana - Venezuela and, for the purposes of the reporting requirements of the Securities Exchange Act of 1934, may be deemed to be a beneficial owner of the shares held by that entity which represent 6.5% of the shares of Class A common stock outstanding. David Tomasello have sole voting power and shared dispositive power with respect to such securities. We obtained this information from a Schedule 13D filed August 7, 2009. The address for Attiva is 275 Madison Avenue, 4th floor, New York, New York 10016. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(11)	The address of Beach Point Capital Management LP is 11755 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025. Beach Point GP LLC is the general partner of Beach Point Capital Management LP and, for the purposes of the reporting requirements of the Securities Exchange Act of 1934, may be deemed to be a beneficial owner of the shares held by that entity which represent 5.7% of the shares of Class A common stock outstanding. Beach Point Capital Management LP has sole investment discretion and voting power with respect to all the shares. The shares are owned by various individual and institutional investors for which Beach Point Capital Management LP serves as an investment advisor. We obtained this information from a Schedule 13G/A filed by Beach Point Capital Management LP on March 9, 2010. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This Information Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Spanish Broadcasting System, Inc. intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of such safe harbor provisions. “Forward-looking” statements, as such term is defined by the Securities Exchange Commission (the “Commission”) in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans, such as those disclosed under the caption “Risk Factors” appearing in Item 1A of Part I of our annual report on Form 10-K for the fiscal year ended December 31, 2009. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation and any other factors discussed in our filings with the Commission and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting and other information requirements of the Exchange Act. We file reports and other information with the SEC. Such reports and other information filed by us pursuant to the Exchange Act may be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. If interested, please call 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website on the Internet containing reports, proxy materials, information statements and other items. The Internet website address is http://www.sec.gov.
Our reports, proxy materials, information statements and other information can also be inspected and copied at the offices of the Nasdaq Stock Market, on which our common stock is listed (symbol: SBSA). You can find more information about us at our Internet website located at www.spanishbroadcasting.com and the investor relations section of our website is located at www.spanishbroadcasting.com. Our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our Internet website as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.
The information on our Internet website is not, and shall not be deemed to be part of this Information Statement or incorporated into any other filings we make with the SEC.

Exhibit Index
A.	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Spanish Broadcasting System, Inc.

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SPANISH BROADCASTING SYSTEM, INC.
Pursuant to Sections 228 and 242 of
the General Corporation Law
of the State of Delaware
SPANISH BROADCASTING SYSTEM, INC. (the “Corporation”) organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Corporation’s Third Amended and Restated Certificate of Incorporation, Article Five of the Third Amended and Restated Certificate of Incorporation is amended by adding Section 5.7 as follows:
5.7 Reverse Stock Split. Each [      (     )] shares of the Corporation’s Class A common stock, par value $.0001 per share (the “Class A common stock”), and Class B common stock, par value $.0001 per share (the “Class B common stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A common stock and Class B common stock, respectively, without any further action by the Corporation or the holders thereof. No fractional shares shall be issued and instead, a fraction of a share will be rounded up to one whole share. Each certificate that immediately prior to the Effective Time represented shares of Class A common stock or Class B common stock, as the case may be (the “Old Certificates”), shall thereafter represent that number of shares of Class A common stock or Class B common stock, as the case may be, into which the shares of Class A common stock or Class B common stock, as the case may be, represented by the Old Certificate shall have been combined, subject to the rounding up of fractional share interests as described above.
SECOND: This Certificate of Amendment shall become effective as of May [     ], 2010 at 11:59 p.m., Eastern Standard Time.
THIRD: This Certificate of Amendment was duly authorized by the Corporation’s Board of Directors and adopted by written consent of the Corporation’s stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [     ] day of May, 2010.

SPANISH BROADCASTING SYSTEM, INC.
By:
	Name:	Raúl Alarcón, Jr.
	Title:	President, Chief Executive Officer and Chairman